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                                                              Exhibit 23.2


                       INDEPENDENT AUDITORS  CONSENT


     We consent to the incorporation by reference in this Registration Statement of ENSCO International Incorporated on Form S-3 of our reports dated February 18, 1994 for ENSCO Drilling Venezuela, Inc. (Venezuelan Branch) and ENSCO Drilling (Caribbean), Inc. (Venezuelan Branch), appearing in Amendment No. 1 to the Annual Report on Form 10-K of ENSCO International Incorporated for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in such prospectus.



                                      KRYGIER, MONTILLA & ASOCIADOS


                                      /s/ JOSE G. MOROS H.
                                      -----------------------------
                                          Jose G. Moros H.

                                      Caracas, Venezuela
                                      May 7, 1996
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